                                                                      EXHIBIT 11

                         EARNINGS PER SHARE COMPUTATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                                            THREE MONTH PERIOD
                                                                                              ENDED  MARCH 31,
                                                                                        ---------------------------
                                                                                          2000              1999
                                                                                        ---------         ---------
EARNINGS PER COMMON AND DILUTIVE
  POTENTIAL COMMON SHARE:
  Net Income                                                                            $   5,355         $   8,750
                                                                                        =========         =========

  Shares:
  Weighted average number of common
      shares outstanding - Basic                                                           26,796            26,582
  Effect of dilutive securities (a):
      Stock options                                                                           299               302
                                                                                        ---------         ---------
  Adjusted common shares - Diluted                                                         27,095            26,884
                                                                                        =========         =========


EARNINGS PER SHARE - DILUTED                                                            $    0.20         $    0.33
                                                                                        =========         =========

(a) Shares issuable were derived using the "Treasury Stock Method" for all dilutive potential shares.